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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of the Dairy Mart Convenience Stores, Inc. 401(k) Savings and Profit Sharing Plan dated June 27, 2000, included in this Form 11-K into the Company's previously filed Registration Statement (Form S-8) pertaining to the Dairy Mart Convenience Stores, Inc. 401(k) Savings and Profit Sharing Plan (#333-56377).

/s/ Arthur Andersen LLP


Cleveland, Ohio,
   June 27, 2000.